Exhibit 23.1

Terry Amisano Ltd.                             Amisano Hanson

Kevin Hanson, CA                               Chartered Accountants

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 12, 2004, relating to the financial statements of Quantum Ventures, Inc., as of June 30, 2004 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada

/s/Amisano Hanson

December 17, 2004                                         Chartered  Accountants

750 WEST PENDER STREET, SUITE 604       TELEPHONE:  604-689-0188

VANCOUVER CANADA  V6C 2T7            FACSIMILE:  604-689-9773